Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals Receives 2nd Uracyst® Patent in United States of America

LONDON, ONTARIO — January 26, 2012 -- Stellar Pharmaceuticals Inc. (OTCQB:SLXCF; OTCBB:SLXCF; PINK SHEETS: SLXCF) ("Stellar" or "the Company"), today announced that it has received another patent from the U.S. Patent and Trademark Office (USPTO) for intellectual property central to one of the Company’s lead products, Uracyst® (a sterile sodium chondroitin sulfate solution, 2%), which is used in the treatment of interstitial cystitis/painful bladder syndrome ("IC/PBS").

Stellar’s second patent issued as United States Patent No. 8,084,441, entitled “Cystitis Treatment with High Dose Chondroitin Sulfate,” relates to the treatment of IC/PBS by instillation of an optimized unit dose of chondroitin sulfate that is at least 350mgs or more.  The Company expects this patent to issue. Once issued, the patent will expire in 2023.

Rob Harris, Stellar's President and Chief Executive Officer, commented, "This second patent expands the scope of Stellar’s exclusive rights in the United States for Uracyst, and further validates the innovative nature of Stellar’s approach to the treatment of interstitial cystitis/painful bladder syndrome, and underscores the Company’s position as a leader in this field.  Mr. Harris went on to say that several companies have expressed an interest in the US rights to Uracyst.”

About Uracyst®

According to published literature, up to 70% of IC patients have defects in their bladder glycosaminoglycan layers.  The glycosaminoglycan ("GAG") layer is a mucosal lining of the bladder that acts as a protective barrier against irritants and toxins in the urine and defends against bacterial adherence.  When the GAG layer is damaged, these irritants and toxins in the urine seep through, causing an irritation to the bladder wall.  This results in increased frequency and urgency to void (up to 60 times a day).  Many IC/PBS patients also experience severe pelvic pain.  These symptoms can be debilitating and have a serious impact on a patient’s quality of life.

The instillation of chondroitin sulfate (ChS), one of the main components of the GAG layer that is reduced in IC, restores the barrier function.  Uracyst® 2% 400 mg was developed to specifically replenish this GAG defect in IC/PBS patients.

Uracyst® 2% (400 mg) ChS dose has been shown to be the ideal dosage to saturate the bladder, thus restoring the barrier function.  Instilled fluid volume of 20 mL Uracyst® (400mg) also allows patients to retain the treatment in the bladder for a longer period of time, enabling a better uptake of the delivered dosage and a faster onset of symptomatic relief.  Uracyst® is also one of the most cost effective treatments for these patients.  Combine treatment efficacy with the most cost effective therapy and it becomes understandable why Uracyst® is becoming the product of choice in treating IC/PBS.  Uracyst is sold in Canada, Europe and parts of Asia but has not been approved for marketing in the US.

About Stellar Pharmaceuticals Inc.

Stellar and its subsidiary, Tribute Pharmaceuticals, is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Stellar also markets Bezalip®* SR (bezafibrate), NeoVisc® (1.0% sodium hyaluronate solution), Soriatane®* (acitretin) and Uracyst® (sodium chondroitin sulfate solution 2%) in the Canadian market place.  NeoVisc® and Uracyst® are sold globally through various international partnerships. Additionally, Stellar is currently in negotiations to license both NeoVisc® and Uracyst® in the US and other international markets.

For further information on Stellar, visit http://www.stellarpharma.com, and for information on its subsidiary please visit http://www.tributepharma.com.

*Soriatane and Bezalip are registered trademarks and under license from Actavis Group PTC ehf

Forward-Looking Statements

This press release contains certain forward-looking statements about Stellar as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Stellar actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Stellar to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Stellar reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. Stellar assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

CONTACTS:

Company Contact
Scott Langille
CFO
Stellar Pharmaceuticals Inc.
519-434-1540
email – scott.langille@stellarpharma.com

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Arnold Tenney
Chairman
Stellar Pharmaceuticals Inc.
705-445-9505